TRANSITION SERVICES AGREEMENT

                                 by and between

                            THE WASHTENAW GROUP, INC.

                                       and

                             PELICAN FINANCIAL, INC.

                               Dated as of , 2003


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                                TABLE OF CONTENTS


                                                                          Page
                                     ARTICLE 1
                                    DEFINITIONS

         1.01 Definitions................................................  1

                                    ARTICLE 2
                          PURCHASE AND SALE OF SERVICES

         2.01 Purchase and Sale of Services..............................  2

         2.02 Additional Services........................................  3

                                ARTICLE 3
                          SERVICE COSTS; OTHER CHARGES

         3.01 Service Costs Generally....................................  3

         3.02 Agreed Billing.............................................  3

         3.03 Pass-Through Billing.......................................  3

         3.04 Invoicing and Settlement of Costs..........................  4

                                    ARTICLE 4
                                  THE SERVICES

         4.01 General Standard of Service................................  4

         4.02 Limitation of Liability....................................  4

         4.03 Indemnification of Pelican by Washtenaw....................  5

         4.04 Indemnification of Washtenaw by Pelican....................  5

         4.05 Notice of Certain Matters..................................  6

                                   ARTICLE 5
                              TERM AND TERMINATION

         5.01 Term.......................................................  6

         5.02 Termination................................................  6

         5.03 Effect of Termination......................................  7

                                       ARTICLE 6
                                    MISCELLANEOUS

         6.01 Confidential Information...................................  7

         6.02 Prior Agreements...........................................  7

         6.03 Future Litigation and Other Proceedings....................  7

         6.04 No Agency..................................................  8

         6.05 Subcontractors.............................................  8

         6.06 Force Majeure..............................................  8

         6.07 Information................................................  9

         6.08 Notices....................................................  9

         6.09 Severability..............................................  10

         6.10 Amendments; No Waivers....................................  10

         6.11 Successors and Assigns....................................  10

         6.12 Governing Law.............................................  10

         6.13 Counterparts; Effectiveness...............................  10

         6.14 Entire Agreement..........................................  10

         6.15 Jurisdiction..............................................  10

         6.16 Captions..................................................  11

                          TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this "Agreement") is entered into as
of             , 2003 by and between The Washtenaw Group, Inc., a Michigan corporation ("Washtenaw"), and Pelican Financial, Inc., a Delaware corporation ("Pelican").


                             W I T N E S S E T H:

        WHEREAS, Pelican owned 100% of the outstanding common stock of Washtenaw prior to the consummation of the Distribution (as defined below);

        WHEREAS, Pelican will no longer own any of the outstanding common stock of Washtenaw after the consummation of the Distribution; and

        WHEREAS, Washtenaw Mortgage Company, a wholly owned subsidiary of Washtenaw, has heretofore directly or indirectly provided certain administrative, legal, tax and other services to the Pelican Entities (as defined below).

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Washtenaw and Pelican, for themselves, their successors and assigns, hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

        1.01    Definitions.    The following terms, as used herein, have the
following meanings:

        "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

        "Common Stock" means the common stock, par value $ per share, of Washtenaw.

        "Confidential Information" means confidential information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data not publicly available.

        "Distribution" has the meaning assigned thereto in the Distribution Agreement.

        "Distribution Agreement" means the Agreement and Plan of Distribution, dated as of the date hereof, between Pelican and Washtenaw.

        "Distribution Date" has the meaning assigned thereto in the Distribution Agreement.

        "Pelican Entities" means Pelican and its Subsidiaries following the Distribution, and "Pelican Entity" shall mean any of the Pelican Entities.

        "Person" means any individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or instrumentality thereof.

        "Schedules" means the Schedules attached hereto.

        "Services" means the various services identified in Schedule A to be provided by Washtenaw Entities to Pelican Entities or to be procured by Washtenaw Entities on behalf of Pelican Entities.

        "Subsidiary" means, with respect to any Person, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

        "Washtenaw Entities" means Washtenaw and its Subsidiaries following the Distribution, and "Washtenaw Entity" shall mean any of the Washtenaw Entities.


                                    ARTICLE 2
                          PURCHASE AND SALE OF SERVICES

        2.01    Purchase and Sale of Services.

         (a) On the terms and subject to the conditions of this Agreement and in consideration of the Service Costs described below:

              (i) Washtenaw agrees to provide to the Pelican Entities, or procure the provision to the Pelican Entities of, and Pelican agrees to purchase from Washtenaw, the Services.

         (b) Unless otherwise specifically agreed by Pelican and Washtenaw, the Services to be provided or procured by Washtenaw hereunder shall be substantially similar in scope, quality, and nature to those customarily provided to, or procured on behalf of, the Pelican Entities prior to the Distribution Date.

         (c) It is understood that:

            (i) Washtenaw may satisfy its obligation to provide or procure Services hereunder by causing one or more of its Subsidiaries to provide or procure such Services; and

             (ii) with respect to Services provided to, or procured on behalf of, any of the Pelican Entities, Pelican agrees to pay on behalf of such Pelican Entities all amounts payable by or in respect of such Services pursuant to this Agreement.

        2.02    Additional Services.    To the extent that Pelican and Washtenaw
may mutually agree:

            (a) in addition to the Services to be provided or procured by Washtenaw in accordance with Section 2.01, if requested by Pelican, Washtenaw shall provide additional services (including services not provided by Washtenaw to the Pelican Entities prior to the Distribution Date) to the Pelican Entities.

         (b) the scope of any such additional services, as well as the term, costs, and other terms and conditions applicable to such services, shall be as mutually agreed by Pelican and Washtenaw, and shall be reflected in an additional Schedule to this Agreement executed by Pelican and Washtenaw.

                                    ARTICLE 3
                          SERVICE COSTS; OTHER CHARGES

        3.01 Service Costs Generally. The costs to be charged to Pelican for Services are to be determined by (i) the agreed billing method described in
Section 3.02 ("Agreed Billing") for Services provided by Washtenaw and its employees or (ii) the pass-through billing method described in Section 3.03 ("Pass-Through Billing") for Services procured from third parties on behalf of the Pelican Entities by Washtenaw. The Agreed Billing and Pass-Through Billing methods applicable to Services provided to the Pelican Entities are collectively referred to herein as the "Service Costs." Pelican agrees to pay to Washtenaw in the manner set forth in Section 3.04 the Service Costs applicable to each of the Services provided or procured by Washtenaw.

        3.02 Agreed Billing. The costs of Services as to which the Agreed Billing method applies shall be equal to (i) Washtenaw's direct and indirect, fully allocated costs (including overhead) of providing the Services, plus out-of-pocket expenses, plus (ii) any applicable federal, state and local sales, use or similar taxes. Washtenaw shall cause its employees performing the Services to maintain reasonably accurate records as to the portion of their time spent performing such services. Notwithstanding the foregoing, any third-party expenses as well as out-of-pocket expenses incurred by Washtenaw in connection with or incidental to the provision of any Washtenaw Services as to which the Agreed Billing method applies shall be passed through to Pelican.

        3.03 Pass-Through Billing. The costs of Services as to which the Pass-Through Billing method applies shall be equal to the aggregate amount of third-party, out-of-pocket costs and expenses incurred by any Washtenaw Entity on behalf of any Pelican Entity. If a Washtenaw Entity incurs any such costs or expenses on behalf of any Pelican Entity as well as businesses operated by Washtenaw, Washtenaw shall allocate any such costs or expenses in good faith between the various businesses on behalf of which such costs or expenses were incurred as Washtenaw shall determine in the exercise of its reasonable judgment. Washtenaw shall apply usual and accepted accounting conventions in making such allocations, and shall keep and maintain such books and records as may be reasonably necessary to make such allocations. Washtenaw shall make copies of such books and records available to the other party hereto upon request and with reasonable notice.

        3.04 Invoicing and Settlement of Costs. (a) Washtenaw shall invoice the Chief Financial Officer of Pelican on a monthly basis (not later than the tenth day of each month) for the Service Costs for Washtenaw Services. In connection with the invoicing described in this Section 3.04(a), Washtenaw shall provide to Pelican such billing data and level of detail as may be reasonably requested by Pelican.

        (b) Pelican agrees to pay on or before 30 days after the date on which Washtenaw invoices it for Service Costs (or the next Business Day, if such day is not a Business Day) (each, a "Payment Date"), by wire transfer of immediately available funds payable to the order of Washtenaw, all amounts invoiced by such invoicing party pursuant to Section 3.04(a) during the preceding calendar month. If Pelican fails to pay any monthly payment within 30 days of the relevant Payment Date, Pelican shall be obligated to pay, in addition to the amount due on such Payment Date, interest on such amount at the prime rate as reported in The Wall Street Journal on the Payment Date (or the next Business Day on which The Wall Street Journal is published, if such day is not a Business Day on which The Wall Street Journal is published) compounded monthly from the relevant Payment Date through the date of payment. If more than one prime rate is reported, Washtenaw may choose the highest rate. If The Wall Street Journal ceases publication or to publish the prime rate, the invoicing party may use the prime rate published in any other newspaper of general circulation, or the invoicing party may substitute a similar reference rate in its sole discretion.

                                    ARTICLE 4
                                  THE SERVICES

        4.01 General Standard of Service. Except as otherwise agreed by Pelican and Washtenaw or described in this Agreement, Washtenaw agrees that the nature, quality, and standard of care applicable to the delivery of the Services to be delivered by it hereunder shall be substantially the same as that of the Services that Washtenaw provides from time to time throughout its business. Subject to Pelican's and Washtenaw's express obligations under this Agreement, the management of and control over the provision of the Services shall reside solely with Washtenaw.

        4.02 Limitation of Liability. (a) Pelican agrees that none of the Washtenaw Entities and their respective directors, officers, agents, and employees (each, a "Washtenaw Indemnified Person") shall have any liability, whether direct or indirect, in contract or tort or otherwise, to any Pelican Entity or any other Person for or in connection with the Services rendered or to be rendered by any Washtenaw Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Washtenaw Indemnified Person's actions or inactions in connection with any such Washtenaw Services or transactions, except for damages which have resulted from such Washtenaw Indemnified Person's gross negligence or willful misconduct in connection with any such Washtenaw Services, actions or inactions.

         (b) Notwithstanding the provisions of Section 4.02(a), none of the Washtenaw Entities shall be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) in any way due to, resulting from or arising in connection with any of the Services or the performance of or failure to perform Washtenaw's obligations under this Agreement.

         (c) In addition to the foregoing, Pelican agrees that it shall, in all circumstances, use commercially reasonable efforts to mitigate and otherwise minimize its damages and those of the other Pelican Entities, whether direct or indirect, due to, resulting from or arising in connection with any failure by Washtenaw to comply fully with its obligations under this Agreement.

         (d) Notwithstanding the foregoing provisions of this Section 4.02, in the event of a substantial and continuing failure on the part of Washtenaw to provide or procure any material Services, where such failure is reasonably expected to have a material adverse effect on Pelican and its Subsidiaries, considered as a whole, Pelican shall be entitled to seek specific performance to cause Washtenaw to provide or procure such Services.

        4.03 Indemnification of Pelican by Washtenaw. Washtenaw agrees to indemnify and hold harmless the Pelican Entities and their respective directors, officers agents and employees (each a "Pelican Indemnified Person") from and against any damages, and to reimburse each Pelican Indemnified Person for all reasonable expenses as they are incurred (i) in investigating, preparing, pursuing, or defending any claim, action, proceeding, or investigation, whether or not in connection with pending or threatened litigation and whether or not any Pelican Indemnified Person is a party (collectively, "Pelican Actions"), arising out of or in connection with the transactions contemplated hereby or any Pelican Indemnified Person's actions or inactions in connection with any such transactions; provided that Washtenaw shall not be responsible for any damages of any Pelican Indemnified Person that have resulted from such Pelican Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, or inactions, and (ii) in investigating, preparing, or defending any Washtenaw Action (as defined below), arising out of the gross negligence or willful misconduct of any Washtenaw Indemnified Person in connection with the Services rendered or to be rendered pursuant to this Agreement.

        4.04 Indemnification of Washtenaw by Pelican. Pelican agrees to indemnify and hold harmless each Washtenaw Indemnified Person from and against any damages, and to reimburse each Washtenaw Indemnified Person for all reasonable expenses as they are incurred (i) in investigating, preparing, pursuing, or defending any claim, action, proceeding, or investigation, whether or not in connection with pending or threatened litigation and whether or not any Washtenaw Indemnified Person is a party (collectively, "Washtenaw Actions"), arising out of or in connection with Services rendered or to be rendered by any Washtenaw Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Washtenaw Indemnified Person's actions or inactions in connection with any such Washtenaw Services or transactions; provided that Pelican shall not be responsible for any damages of any Washtenaw Indemnified Person that have resulted from such Washtenaw Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions, or Washtenaw Services referred to above, and (ii) in investigating, preparing, or defending any Pelican Action, arising out of the gross negligence or willful misconduct of any Pelican Indemnified Person in connection with the Pelican Services rendered or to be rendered pursuant to this Agreement.

        4.05 Notice of Certain Matters. If either party hereto at any time believes that the other party hereto is not in full compliance with its obligations under Section 4.01 of this Agreement, it shall so notify the other party in writing promptly (but not later than 30 days) after becoming aware of such possible non-compliance by the other party. Such notice (a "Non-Compliance Notice") shall set forth in reasonable detail the basis for the notifying party's belief as well as the notifying party's view as to the steps to be taken by the notified party to address the possible non-compliance. For the 30 days after receipt of such a notice, appropriate representatives of each party shall work in good faith to develop a plan to resolve the matters referred to in the Non-Compliance Notice. In the event such matters are not resolved through such discussions, the notifying party may elect to terminate the notified party's obligation to provide or procure, and its obligation to purchase, the Service or Services referred to in its Non-Compliance Notice in accordance with Section
5.02. In the event such matters are resolved through such discussions and the notifying party does not elect to terminate such Service or Services within 60 days of the end of the 30-day period referred to in the third sentence of this
Section 4.05, the notifying party shall not be entitled to deliver another Non-Compliance Notice or pursue other remedies with respect to same or any substantially similar matter so long as the notified party complies in all material respects with the terms of such resolution. In no event shall any termination of this Agreement pursuant to this Section 4.05 limit or affect either party's right to seek remedies in accordance with Section 6.15 in respect of any breach by the other party of any of its obligations under this Agreement prior to such termination.

                                    ARTICLE 5
                              TERM AND TERMINATION

        5.01 Term. Except as otherwise provided in this Article 5, in Section 6.06, or as otherwise agreed in writing by the parties, (a) this Agreement shall have an initial term of one year from the Distribution Date, and (b) Washtenaw's obligation to provide or procure, and Pelican's obligation to purchase, any Service shall cease as of the date determined in accordance with Section 5.02. Pelican may, at its option, extend the term of this Agreement for up to three additional one-year periods by providing written notice to Washtenaw not less than 30 days prior to the expiration of the then-current term.


        5.02 Termination. (a) Pelican may from time to time terminate this Agreement with respect to one or more of the Services, in whole or in part, upon giving at least 30 days' prior notice to Washtenaw and either party hereto may terminate this Agreement at any time upon 30 days' written notice.

         (b) Pelican may terminate any Service at any time if Washtenaw shall have failed to perform any of its material obligations under this Agreement relating to any such Service, Pelican has notified Washtenaw in writing of such failure and such failure shall have continued for a period of 30 days after receipt of Washtenaw of written notice of such failure.

         (c) Washtenaw may terminate any Service at any time if Pelican shall have failed to perform any of its material obligations under this Agreement relating to any such Service, Washtenaw has notified Pelican in writing of such failure and such failure shall have continued for a period of 30 days after receipt of Pelican of written notice of such failure.

         (d) In the event Pelican terminates this Agreement or terminates any Service and Washtenaw has procured Services from third parties on behalf of the Pelican Entities for which any continuing contractual or other obligation exists, Pelican shall reimburse Washtenaw for any costs related to fulfilling or terminating such obligation.
        5.03 Effect of Termination. (a) Other than as required by law, upon termination of any Service pursuant to Section 5.02, or upon termination of this Agreement in accordance with its terms, Washtenaw shall have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and Pelican shall have no obligation to pay any fees relating to such Service or make any other payments hereunder; provided that notwithstanding such termination, (i) Pelican shall remain liable to Washtenaw for fees owed and payable in respect of Services provided prior to the effective date of the termination and (ii) the provisions of Articles 4, 5, 6 and 7 shall survive any such termination indefinitely.

         (b) Following termination of this Agreement with respect to any Service, Pelican and Washtenaw agree to cooperate in providing for an orderly transition of such Service to Pelican or to a successor service provider.


                                    ARTICLE 6
                                  MISCELLANEOUS

        6.01 Confidential Information. Washtenaw and Pelican hereby covenant and agree to hold in trust and maintain confidential all Confidential Information relating to the other party or any of such other party's Subsidiaries.

        6.02 Prior Agreements. In the event there is any inconsistency between the provisions of this Agreement, on the one hand, and provisions of prior services agreements (other than commercial agreements entered into between any Pelican Entity and any Washtenaw Entity as of the Distribution Date), if any, between any Pelican Entity and any Washtenaw Entity (the "Prior Agreements"), on the other hand, the provisions of this Agreement shall govern and such provisions in the Prior Agreements are deemed to be amended so as to conform with this Agreement.

        6.03 Future Litigation and Other Proceedings. In the event that Washtenaw (or any of its Subsidiaries or any of its or their officers or directors) or Pelican (or any of its Subsidiaries or any of its or their officers or directors) at any time after the date hereof initiates or becomes subject to any litigation or other proceedings before any governmental authority or arbitration panel with respect to which the parties have no prior agreements (as to indemnification or otherwise), the party (and its Subsidiaries and its and their officers and directors) that has not initiated and is not subject to such litigation or other proceedings shall comply, at the other party's reasonable expense, with any reasonable requests by the other party for assistance in connection with such litigation or other proceedings (including by way of provision of information and making available of employees as witnesses). In the event that Washtenaw (or any of its Subsidiaries or any of its or their officers or directors) and Pelican (or any of its Subsidiaries or any of its or their officers or directors) at any time after the date hereof initiate or become subject to any litigation or other proceedings before any governmental authority or arbitration panel with respect to which the parties have no prior agreements (as to indemnification or otherwise), each party (and its officers and directors) shall, at their own expense, coordinate their strategies and actions with respect to such litigation or other proceedings to the extent such coordination would not be detrimental to their respective interests and shall comply, at the reasonable expense of the requesting party, with any reasonable requests of the other party for assistance in connection therewith (including by way of provision of information and making available of employees as witnesses).

        6.04 No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

        6.05 Subcontractors. Washtenaw may hire or engage one or more subcontractors to perform all or any of its obligations under this Agreement; provided that, subject to Section 4.02, Washtenaw shall in all cases remain primarily responsible for all obligations undertaken by it in this Agreement with respect to the scope, quality and nature of the Washtenaw Services.

        6.06 Force Majeure. (a) For purposes of this Section, "Force Majeure" means an event beyond the control of either party, which by its nature could not have been foreseen by such party, or, if it could have been foreseen, was unavoidable, and includes without limitation, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) and failure of energy sources.

         (b) Without limiting the generality of Section 4.02(a), neither party shall be under any liability for failure to fulfill any obligation under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered, or delayed as a consequence of circumstances of Force Majeure; provided that such party shall have exercised all due diligence to minimize to the greatest extent possible the effect of Force Majeure on its obligations hereunder.

         (c) Promptly on becoming aware of Force Majeure causing a delay in performance or preventing performance of any obligations imposed by this Agreement (and termination of such delay), the party affected shall give written notice to the other party giving details of the same, including particulars of the actual and, if applicable, estimated continuing effects of such Force Majeure on the obligations of the party whose performance is prevented or delayed. If such notice shall have been duly given, and actual delay resulting from such Force Majeure shall be deemed not to be a breach of this Agreement, and the period for performance of the obligation to which it relates shall be extended accordingly; provided that if Force Majeure results in the performance of a party being delayed by more than 60 days, the other party shall have the right to terminate this Agreement with respect to any Service affected by such delay forthwith by written notice.

        6.07 Information. Subject to applicable law and privileges, each party hereto covenants and agrees to provide the other party with all information regarding itself and transactions under this Agreement that the other party reasonably believes are required to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

        6.08 Notices. All notices and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be deemed given when received addressed as follows:

            If to Pelican, to:





            With a copy to:





            If to Washtenaw, to:






            With a copy to:

Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made.

        6.09 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

        6.10    Amendments; No Waivers.

            (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Pelican and Washtenaw, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        6.11 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

        6.12 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Michigan, without regard to the conflicts of laws rules thereof.

        6.13 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

        6.14 Entire Agreement. This Agreement (including the Schedules constituting a part of this Agreement) constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

        6.15 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for Michigan or any other statecourt sitting inMichigan, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.08 shall be deemed effective service of process on such party.

        6.16 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Transition Services Agreement to be duly executed by their respective authorized officers as of the date first above written.

PELICAN FINANCIAL, INC.

By:
         .........
            Name:
             Title:

THE WASHTENAW GROUP, INC.

By:
             .....
             Name:
             Title: